Exhibit 99

Viad Corp Acquires St. Mary Lodge & Resort

Expands Leading Market Share in Glacier National Park Area

PHOENIX--(BUSINESS WIRE)--June 30, 2011--Viad Corp (NYSE:VVI) today announced that it completed the acquisition of St. Mary Lodge & Resort. This acquisition is expected to be slightly accretive to Viad’s 2011 earnings.

Paul B. Dykstra, Viad’s chairman, president and chief executive officer, said, “The acquisition of St. Mary Lodge & Resort is our second in-market expansion in the Glacier National Park area this year and an important addition to our high-margin Travel & Recreation Group. The property expands our high-end product portfolio and is a strong strategic fit with our Glacier Park operation. We are committed to expanding our hospitality and recreational attractions portfolio in and around national parks in North America, and this transaction represents another successful execution against those plans.”

St. Mary Lodge & Resort is an upscale full-service hotel and resort situated just outside Glacier National Park’s east entrance in St. Mary, Montana. With 115 guest rooms spread among six facilities, the property features accommodations ranging from luxury lodge rooms and suites to rustic and relaxing cottages and motel rooms. Full-service amenities include gift and sundry shops, restaurants, a coffee and chocolate shop, a gas station and a supermarket.

Michael Hannan, president of Viad’s Travel & Recreation Group, said, “St. Mary Lodge & Resort is a wonderful property that serves as a striking emblem of the Glacier National Park gateway. It complements our existing property portfolio by leveraging existing economies of scale and by rounding out our assortment of accommodation and location options to enhance our guests’ enjoyment of this majestic setting. The addition of St. Mary Lodge & Resort extends the reach of our environmental stewardship programs further into the community, and it broadens our position as a hospitality employer of choice in Glacier County and in the state of Montana.”

In addition to St. Mary Lodge & Resort, Glacier Park, Inc. operates four historic lodges, three motor inns, a year-round resort property and a fleet of thirty-three historic red buses in and around Glacier National Park in Montana and Waterton Lakes National Park in Alberta, Canada. These two parks are together known as the Waterton-Glacier International Peace Park and welcome over 2 million visitors each year.

About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, comprised of Global Experience Specialists and affiliates, and its Travel & Recreation Group, comprised of Brewster and Glacier Park, Inc. The Viad Travel & Recreation Group delivers premium travel experiences to the global market. Glacier Park, Inc. is an independent hotel operator and concessionaire of Waterton-Glacier International Peace Park, providing lodging accommodations, food and beverage services, retail operations, and tour and transportation services throughout Glacier and Waterton-Lakes National Parks. Brewster Travel Canada is a full-service travel company based in the heart of the Canadian Rockies and specializes in travel planning, hospitality, attraction venues and motor coach transportation. For more information on Viad and its Travel & Recreation Group, visit the company's Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad’s businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad’s annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

CONTACT:
Viad Corp
Melinda Keels, 602-207-2681
Investor Relations
mkeels@viad.com